Exhibit 10.8

Investment Amendment # 1 (TIER 2020) Agreement Number: 202100733

THIS INVESTMENT AMENDMENT EFFECTIVE THE 1ST DAY OF JUNE 2021, BETWEEN:

ALBERTA INNOVATES

A Provincial research and innovation corporation

established pursuant to Section 6.1(3) of the Alberta

Research and Innovation Act

- and –

ADVEN INDUSTRIES INC.

A Corporation incorporated under the laws of

the Province of Alberta

(the “Applicant”)

BACKGROUND

1.  Alberta Innovates and the Applicant entered into an Investment Agreement under the TIER 2020 Program titled “Construction of 300T/year Commercial Demonstration ASAC Plant,” dated the 1st day of April 2020; and

2.   The Parties wish to amend the Investment Agreement.

NOW THEREFORE, FOR GOOD AND VALID CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED BY ALBERTA INNOVATES AND THE APPLICANT:

1.   The Agreement is hereby amended:

(a) by extending the Project Completion date to December 31, 2022;

(b) by replacing the Schedule D with the revised Schedule D attached.

2.   The Applicant acknowledges that no additional contribution is guaranteed or expected past the Term and that nothing in this Amendment shall be construed as an obligation of any kind on Alberta Innovates to fund the Applicant past the Term;

3.   These amendments shall be incorporated into and form part of the Agreement effective as of the date at the beginning of this Amendment; and

4.  Except as amended by this Amendment, all terms and conditions of the Agreement remain in full force and effect. Capitalized terms used in this Amendment but not defined shall have the meaning given to them in the Agreement.

This Amendment may be executed in any number of counterparts and delivered via facsimile or electronically in portable document format. Each such counterpart, when so executed and delivered, shall be deemed an original and all such counterparts, when taken together, shall constitute one and the same instrument.

Agreement Number: 202100733	Page 1 of 5

Investment Amendment # 1 (TIER 2020)

[The remainder of this page has been intentionally left blank. Signature pages follow]

Agreement Number: 202100733	Page 2 of 5

Investment Amendment # 1 (TIER 2020)

ALBERTA INNOVATES

Per: Maureen Lomas
Vice President, Finance

Per: Laura Kilcrease
CEO

[THIS SPACE LEFT INTENTIONALLY BLANK]

Agreement Number: 202100733	Page 3 of 5

Investment Amendment # 1 (TIER 2020)

CONSENT AND ACKNOWLEDGEMENT TO BE BOUND TO THE INVESTMENT AGREEMENT BY THE APPLICANT:

The undersigned agrees to be bound by this Investment Agreement.

ADVEN INDUSTRIES INC.

Per: (printed name):	Yanguang Yuan

Position:	CEO
I have authority to bind the company.

[THIS SPACE LEFT INTENTIONALLY BLANK]

Agreement Number: 202100733	Page 4 of 5

Investment Amendment # 1 (TIER 2020)

SCHEDULE D

MILESTONE, REPORTING, AND PAYMENT SCHEDULE (MRP)

AS ATTACHED

Agreement Number: 202100733	Page 5 of 5

SCHEDULE D - MILESTONE REPORTING AND PAYMENT SCHEDULE (MRP)

Payment Due Upon Agreement Execution:	$2,000,000.00
Milestone Number	Milestone Start Date*	Milestone End Date**	Applicant Cash Contribution	Applicant In-Kind Contribution	Total Applicant Contribution	Alberta Innovates Contribution	Total Value of Milestone	Report Due Date	Expected Payment Date by AI*
1	01/04/2020	01/06/2021	$348,000.00	$0.00	$348,000.00	$0.00	$348,000.00	01/07/2021
Milestone 1 Description	Title: Plant Design, Land Lease & Facility Acquisition & Feedstock Agreement(s) Research and finalize the first-level process design. Research, negotiate and finalize technical specifications and purchase of major equipment Study and finalize detailed engineering design for major process steps and material transfer between them: feedstock mixing, treatment of exhaust from carbonization, washing and treatment of wastewater, drying and packaging. Finalize plant site lease selection Sign - Secure Agreement with Feedstock Provider
2	01/06/2021	31/10/2021	$1,277,427.00	$0.00	$1,277,427.00	$350,000.00	$1,627,427.00	30/11/2021	14/01/2022
Milestone 2 Description

Facility Construction Office ready for employees to move in; Floor, water, electricity and other supporting structures ready for accepting equipment; Storage tanks ready for receiving the first feedstock delivery; Employees are recruited and properly trained. This is a continuing process throughout the project, esp. before the plant is fully operational. Primary equipment tested and tuned for operation as designed/expected before they are shipped out of the factories.

3	01/04/2021	30/11/2021	$4,471,059.00	$0.00	$4,471,059.00	$750,000.00	$5,221,059.00	30/12/2021	13/02/2022
Milestone 3 Description	Equipment Procurement POs issued and active vendor management till FAT (factory acceptance testing) completed - overseas equipment. Equipment shipped and >60% of PO value paid to vendors. Study and finalize local vendor options. To secure local suppliers for portion of the total equipment cost (Goal 30-50%). Examples include storage tanks, vessels, bins, pumps, conveyors, electrical, HVAC etc.
4	01/11/2021	31/01/2022	$519,611.00	$0.00	$519,611.00	$150,000.00	$669,611.00	02/03/2022	16/04/2022
Milestone 4 Description	Plant Commissioning The production line is properly installed and ready for production commissioning. Production line is ready to start operations.
5	01/02/2022	31/12/2022	$5,467,238.00	$283,000.00	$5,750,238.00	$175,000.00	$5,925,238.00	30/01/2023	16/03/2023

202100733 - Submitted Schedule for AdvEn Industries Inc.	Page 1 of 2

	Plant Operations 1st 6mo - First Production - meet quality and quantity requirements and validate with end users. Confirm end user committed PO contracts. 2nd 5mo - de bottle neck & optimize process. Deliverables as described in Schedule C work plan Batch samples from the production
Milestone 5 Description	plant to be sent to LOI partners for their final validation before the PO is signed. Firm confirmation of longer term POs and customer contracts are signed with end users. Ensure product consistency Identify process optimization opportunities and debottleneck Optimize ASAC output yield with base case feedstock (LC fine bottoms) Establish a high production line reliability (goal of 95% uptime) Deliver all ASAC product to customers, meeting their volume, quality and schedule requirements
		Totals:	$12,083,335.00	$283,000.00	$12,366,335.00	$3,425,000.00	$15,791,335.00	Total project Costs
Percent from Al:	21.69%	Percent from Applicant:	78.31%

*Contingent on our review and approval of the related report, which may be delayed if Al requires additional information from the Applicant, or if sections of the report are incomplete.

202100733 - Submitted Schedule for AdvEn Industries Inc.	Page 2 of 2